SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


 Date of Report (Date of earliest event reported): January 15, 1997 (December 9, 1996)



                            FOCUS Enhancements, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                   1-11860                   04-3186320

(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                  File Number)             Identification
                                                                Number)


                  142 North Road, Sudbury, Massachusetts 01776
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (508) 371-2000




          (Former name or former address, if changed since last report)



                                                     Total number of pages: 3



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Item 1. Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3. Bankruptcy or Receivership

         Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5. Other Events

         Not Applicable

Item 6. Resignation of Registrant's Directors

         Not Applicable

Item 7. Financial Statements and Exhibits

         Not Applicable

Item 8. Change in Fiscal Year

         Not Applicable

Item 9. Sale of Equity Securities Pursuant to Regulation S

         Pursuant to the terms of a Regulation S Distribution Agreement, dated as of December 4, 1996, FOCUS Enhancements, Inc. (the "Company") authorized the sale of 500,000 shares of its common stock, $.01 par value per share (the
"Common Stock"), in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended, and an aggregate of 449,444 shares of such stock were sold pursuant to Regulation S to the following non-US entities in the following transactions. Each of the following purchasers of the Common Stock signed a subscription agreement confirming its compliance with Rules 902 and 903 of Regulation S.

         (a) On December 9, 1996, 150,000 shares of the Common Stock were sold to Bank Sarasin & Cie., Zurich, a corporation organized under the laws of Switzerland, at a price per share of $1.69. A commission aggregating $21,000 was paid to Berkshire International Finance, Inc., headquartered at 551 Fifth Avenue, Suite 605, New York, New York 10017 (the "Broker"), upon consummation of this transaction.

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


         (b) On December 16, 1996, 147,929 shares of the Common Stock were sold to Banque Franck S.A., Geneva, a corporation organized under the laws of Switzerland, at a price per share of $1.69. An aggregate commission of $20,710.06 was paid to the Broker upon consummation of this transaction.

         (c) On December 31, 1996, 151,515 shares of the Common Stock were sold to Arista High Technology Growth Fund, a corporation organized under the laws of the Cayman Islands, at a price per share of $1.65. An aggregate commission of $15,151.50 was paid to the Broker upon consummation of this transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FOCUS ENHANCEMENTS, INC.



                                      By: /s/  Thomas L. Massie
                                            Thomas L. Massie
                                             President


Date:  January 15, 1997

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